Exhibit 99.1

Granite Reports Fourth Quarter and Fiscal Year 2017 Results

2017 Financial and Operational Highlights
Fourth Quarter

•	Revenues $801.3 million – up 20.2 percent year-over year

•	Gross profit $100.7 million – up 23.9 percent year-over-year

•	Diluted earnings per share $0.81[1] – up 103 percent year-over-year
Fiscal Year

•	Revenues $2.99 billion – up 18.9 percent year-over year

•	Gross profit $314.9 million – up 4.5 percent year-over-year

•	SG&A expenses at 7.5 percent of revenue – down 125 basis points year-over-year

•	Diluted earnings per share $1.71[1] – up 20.5 percent year-over-year

•	Backlog increased 6.7 percent year-over-year to a year-end record $3.72 billion

WATSONVILLE, Calif.--(BUSINESS WIRE)-- Granite Construction Incorporated (NYSE:GVA) today reported net income of $69.1 million for the year ended December 31, 2017 compared with net income of $57.1 million in the prior year. Diluted earnings per share (EPS) for the year was $1.71 compared to $1.42 per share in 2016.
Granite reported net income of $32.8 million for the quarter ended December 31, 2017, compared with net income of $16.2 million in the fourth quarter of 2016. Diluted EPS in the quarter was $0.81 compared to $0.40 per share in the prior-year period.
“Granite delivered outstanding revenue growth and improved profitability in 2017, thanks to the continued focus of our employees and teams on execution, quality and safety,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. "A mild start to winter across much of the West allowed our teams to work efficiently to execute on last quarter's all-time record backlog. With today's steady economic trends and steady-to-improving funding environments, along with our ongoing focus on operating efficiency, we expect to continue to drive strong cash flow generation and help deliver significant profit improvement in 2018 and beyond.
The Construction segment in 2017 produced a third consecutive year with gross profit margin in line with our mid-teens expectations, and a strong year-end performance enabled our Construction Materials segment to deliver solid quarterly and annual profit and margin improvement. As we have seen for much of the past couple years, the Large Project Construction segment was the most challenging, but we expect significant improvement in the back half of 2018,” Roberts continued.

Fiscal Year 2017 Results
Total Company

•	Revenues for 2017 were $2.99 billion, up 18.9 percent from 2016.

•	Gross profit increased 4.5 percent year-over-year to $314.9 million, driven by improved performance in the Construction and Construction Materials segments.

•	Gross profit margin was 10.5 percent compared with 12.0 percent in 2016.

•
Selling, general and administrative expenses (SG&A) were $222.8 million, up 1.6 percent from $219.3 million last year. Reflecting our ongoing commitment to cost management, the modest increase was attributable primarily to personnel-related costs.

•	Backlog ended at a year-end record $3.72 billion, up 6.7 percent from $3.48 billion in 2016.

•	2017 net income was $69.1 million, up 21.0 percent from the prior year.

•	2017 EBITDA[2] was $170.2 million, with resulting EBITDA margin of 5.7 percent.

•	Improved working capital and operating cash flow trends helped strengthen the balance sheet, as we finished the year with $366.5 million in cash and marketable securities, as of December 31, 2017.
Construction

•
Construction revenue in 2017 was $1.66 billion, up 21.9 percent from $1.37 billion in 2016, driven by improved performance in certain Western markets, supported by steady private, non-residential construction demand.

•
Gross profit increased to $247.0 million in 2017, up 18.1 percent from the prior year, with resulting gross profit margin in line with our mid-teens expectations at 14.8 percent, down about 50 basis points year-over-year.

•
Construction backlog ended the year at $897.0 million, down 13.0 percent year-over-year, as mild late-2017 weather allowed us to work later in the year. Bidding opportunities and bookings also declined in the quarter, particularly in California. Early in 2018, we have begun to see an increase in lettings and related spending, as expected.

Large Project Construction

•	Large Project Construction revenue increased 16.2 percent to $1.03 billion from $888.2 million in 2016, as Granite teams advanced work on our diverse project portfolio.

•
Gross profit margin was 2.9 percent compared with 7.2 percent in 2016, as performance continued to be impacted by accelerated work on a number of challenging, mature projects, as well as extended timeframes for dispute resolution with owners and designers.

•
Large project backlog totaled $2.8 billion, up 15.0 percent year-over-year, which includes the contribution of project wins aligned with our strategy to balance our portfolio with more Granite-controlled, lower-risk work over the past couple years.

Construction Materials

•
Construction Materials revenue increased 12.1 percent to $292.8 million compared with $261.2 million last year, primarily attributable to increased demand across geographies, as well as modest price increases.

•
Gross profit margin in 2017 was 13.0 percent, compared with 10.7 percent in 2016, as overall public-market demand improved. Profitability also was impacted positively late in the year, as steady demand and mild late-2017 weather allowed us to work later and more efficiently than in 2016.

Fourth Quarter 2017 Results
Total Company

•	Revenues increased 20.2 percent to $801.3 million compared with $666.7 million in the fourth quarter of 2016.

•
Gross profit increased 23.9 percent year-over-year to $100.7 million, driven primarily by the strong performance of our vertically integrated business in the West, as mild late-2017 weather allowed us to work later and more efficiently than in 2016.

•	Gross profit margin was 12.6 percent compared with 12.2 percent in 2016.

•	SG&A expenses decreased $0.3 million from 2016, to $59.1 million.
Construction

•
Construction segment revenue increased 19.4 percent to $429.4 million, compared with $359.7 million in the fourth quarter of 2016. Revenue growth was fueled by record segment backlog entering the quarter, combined with mild late-2017 weather, which allowed our teams to work later and more efficiently than the prior year.

•
Gross profit margin, at 15.2 percent, remained very healthy and in line with our mid-teens expectations. Customer and project mix late in the year included low-risk, high-revenue work with below-trend margins.

Large Project Construction

•	Large Project Construction segment revenue increased 18.2 percent to $290.9 million, compared with $246.1 million in the fourth quarter of 2016, based on execution on our broad project portfolio.

•
Gross profit margin was 7.0 percent, up more than 150 basis points from 5.5 percent last year, as segment performance continues to reflect the impact of accelerated work on a number of challenging, mature projects, as well as extended timeframes for dispute resolution with owners and designers.

Construction Materials

•
Construction Materials revenue increased 33.0 percent to $80.9 million, compared with $60.9 million in the fourth quarter of 2016. Revenue growth was driven by the combination of strong market conditions aligned to mild late-2017 weather in the West, which allowed our businesses to operate efficiently to address steady demand late in the year.

•
Gross profit margin for the quarter was 18.7 percent, compared with 10.0 percent in 2016. Operational performance remains solid, as we target continued improvement in pricing and production efficiency.

Definitive Agreement to Acquire Layne Christensen
On February 14, 2018, Granite announced an agreement to acquire Layne Christensen Company (NASDAQ:LAYN) in a $565-million stock merger, including the assumption of net debt. "This complementary transaction is the next logical step in the evolution of Granite’s strategy, and creates a platform for growth that will deliver significant benefits for shareholders, employees, and customers," said Roberts. "The addition of Layne, a leading water management, construction and drilling company with the #1 position in well drilling and a #2 position in cured-in-place pipe (CIPP) rehabilitation, significantly enhances Granite's presence in the large, growing water infrastructure market."

The transaction is expected to close in the second quarter of 2018.

Outlook
"With voters and legislators making a concerted push for generational commitments to infrastructure investment at the state, regional, and local level, we are only now seeing the early benefits of the long-term public infrastructure funding commitments that were made last year,” Roberts continued.

"Granite teams are extremely well positioned to deliver steady growth and significantly improved profitability in 2018 and beyond. We continue to invest in opportunities for our people, leveraging their immense talents to create and sustain value from both year-end record backlog of $3.72 billion and significant, long-term growth opportunities across geographies and end markets," Roberts said.

The Company’s current expectations for 20183 are:

•	High-single to low-double digit consolidated revenue growth

•	Consolidated EBITDA margin[2] of 7.0% to 8.0%

(1)
Net Income includes a $3.7 million provisional benefit, or $0.09 per share, from the revaluation of deferred tax assets and liabilities required by the recently passed H.R. 1, commonly referred to as the Tax Cuts and Jobs Act.

(2)	Please refer to a description and reconciliation in the attached EBITDA Reconciliation table.

(3)	Granite only. Does not include or reflect potential impact from the acquisition announced February 14, 2018.
Conference Call
Granite will conduct a conference call today, Friday, February 16, 2018, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended December 31, 2017. Access to a live audio webcast is available on its Investor Relations website, investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through February 23, 2018, by calling 1-877-344-7529, replay access code 10116934; international callers may dial 1-412-317-0088.

About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for nine consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.
Forward-looking Statements
All statements included or incorporated by reference in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Granite’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Granite and Layne, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to: (1) references to the anticipated benefits of the proposed transaction; (2) the expected future capabilities and served markets of the individual and/or combined companies; (3) projections of financial results, whether by specific market segment, or as a whole, and whether for each individual company or the combined company; (4) market expansion opportunities and segments that may benefit from sales growth as a result of changes in market share or existing markets; (5) the financing components of the proposed transaction; (6) potential credit scenarios, together with sources and uses of cash; and (7) the expected date of closing of the transaction.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of Layne are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Granite or Layne; (5) the ability of Granite or Layne to retain and hire key personnel; (6) competitive responses to the proposed transaction and the impact of competitive products; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; (10) the terms and availability of the indebtedness planned to be incurred in connection with the transaction; and (11) legislative, regulatory and economic developments, including changing business conditions in the construction industry and overall economy as well as the financial performance and expectations of Granite and Layne’s existing and prospective customers. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Granite will file with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this document, which speak only as of this date. Neither Granite nor Layne undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of Granite, Layne, or the combined company, following the implementation of the proposed transaction or otherwise.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Granite’s overall business, including those more fully described in Granite’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Layne’s overall business and financial condition, including those more fully described in Layne’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 31, 2017.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

In connection with the proposed transaction, Granite will file a registration statement on Form S-4, which will include a preliminary prospectus of Granite and a preliminary proxy statement of Layne (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. The registration statement has not yet become effective and the proxy statement/prospectus included therein is in preliminary form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Layne’s stockholders.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Granite on Granite’s Investor Relations website (investor.Granite.com) or by writing to Granite, Investor Relations, 585 West Beach Street, Watsonville, CA 95076 (for documents filed with the SEC by Granite), or by Layne on Layne’s Investor Relations website (investor.laynechristensen.com) or by writing to Layne Company, Investor Relations, 1800 Hughes Landing Boulevard, Suite 800, The Woodlands, TX 77380 (for documents filed with the SEC by Layne).

Participants in the Solicitation

Granite, Layne, and certain of their respective directors, executive officers, other members of management and employees and agents retained, may, under SEC rules, be deemed to be participants in the solicitation of proxies from Layne stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Layne stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about Granite’s executive officers and directors in its definitive proxy statement filed with the SEC on April 25, 2017. You can find more detailed information about Layne’s executive officers and directors in its definitive proxy statement filed with the SEC on April 28, 2017. Additional information about Granite’s executive officers and directors and Layne’s executive officers and directors will be provided in the above-referenced Registration Statement on Form S-4 when it becomes available.

GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$233,711	$189,326
Short-term marketable securities	67,775	64,884
Receivables, net	479,791	419,345
Costs and estimated earnings in excess of billings	103,965	73,102
Inventories	62,497	55,245
Equity in construction joint ventures	247,826	247,182
Other current assets	36,513	39,908
Total current assets	1,232,078	1,088,992
Property and equipment, net	407,418	406,650
Long-term marketable securities	65,015	62,895
Investments in affiliates	38,469	35,668
Goodwill	53,799	53,799
Other noncurrent assets	75,199	85,449
Total assets	$1,871,978	$1,733,453
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$46,048	$14,796
Accounts payable	237,673	199,029
Billings in excess of costs and estimated earnings	135,146	97,522
Accrued expenses and other current liabilities	236,407	218,587
Total current liabilities	655,274	529,934
Long-term debt	178,453	229,498
Deferred income taxes	1,361	5,441
Other long-term liabilities	44,085	45,989
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,871,314 shares as of December 31, 2017 and 39,621,140 shares as of December 31, 2016	399	396
Additional paid-in capital	160,376	150,337
Accumulated other comprehensive income (loss)	634	(371)
Retained earnings	783,699	735,626
Total Granite Construction Incorporated shareholders’ equity	945,108	885,988
Non-controlling interests	47,697	36,603
Total equity	992,805	922,591
Total liabilities and equity	$1,871,978	$1,733,453

GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue
Construction	$429,444	$359,741	$1,664,708	$1,365,198
Large Project Construction	290,888	246,077	1,032,229	888,193
Construction Materials	80,942	60,863	292,776	261,226
Total revenue	801,274	666,681	2,989,713	2,514,617
Cost of revenue
Construction	364,231	298,045	1,417,694	1,155,983
Large Project Construction	270,530	232,618	1,002,436	824,056
Construction Materials	65,806	54,768	254,650	233,208
Total cost of revenue	700,567	585,431	2,674,780	2,213,247
Gross profit	100,707	81,250	314,933	301,370
SG&A expenses	59,068	59,342	222,811	219,299
Restructuring gains	(1,394)	(1,000)	(2,411)	(1,925)
Gain on sales of property and equipment	(1,352)	(5,994)	(4,182)	(8,358)
Operating income	44,385	28,902	98,715	92,354
Other (income) expense
Interest income	(1,386)	(801)	(4,742)	(3,225)
Interest expense	2,703	3,096	10,800	12,366
Equity in income of affiliates	(2,200)	(2,594)	(7,107)	(7,177)
Other income, net	(1,878)	(685)	(4,699)	(5,972)
Total other income	(2,761)	(984)	(5,748)	(4,008)
Income before provision for income taxes	47,146	29,886	104,463	96,362
Provision for income taxes	11,821	10,622	28,662	30,162
Net income	35,325	19,264	75,801	66,200
Amount attributable to non-controlling interests	(2,552)	(3,091)	(6,703)	(9,078)
Net income attributable to Granite Construction Incorporated	$32,773	$16,173	$69,098	$57,122

Net income per share attributable to common shareholders:
Basic	$0.82	$0.41	$1.74	$1.44
Diluted	$0.81	$0.40	$1.71	$1.42
Weighted average shares of common stock:
Basic	39,857	39,610	39,795	39,557
Diluted	40,387	40,306	40,372	40,225

GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Years Ended December 31,	2017	2016
Operating activities
Net income	$75,801	$66,200
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash restructuring gains	(939)	(1,000)
Depreciation, depletion and amortization	66,345	64,375
Gain on sales of property and equipment	(4,182)	(8,358)
Change in deferred income taxes	(4,824)	9,842
Stock-based compensation	15,764	13,383
Equity in net loss (income) from unconsolidated construction joint ventures	14,634	(15,614)
Net income from affiliates	(7,107)	(7,177)
Changes in assets and liabilities:	(9,297)	(48,505)
Net cash provided by operating activities	146,195	73,146
Investing activities
Purchases of marketable securities	(124,543)	(129,685)
Maturities of marketable securities	120,000	50,000
Proceeds from called marketable securities	—	55,000
Purchases of property and equipment	(67,695)	(90,970)
Proceeds from sales of property and equipment	10,202	12,946
Collection of notes receivable	1,052	4,331
Other investing activities, net	1,798	1,988
Net cash used in investing activities	(59,186)	(96,390)
Financing activities
Proceeds from long-term debt	25,000	30,000
Debt principal payments	(45,000)	(45,025)
Cash dividends paid	(20,687)	(20,563)
Purchases of common stock	(6,977)	(5,227)
Contributions from non-controlling partners	11,500	5,250
Distributions to non-controlling partners	(7,109)	(5,258)
Other financing activities	649	557
Net cash used in financing activities	(42,624)	(40,266)
Increase (decrease) in cash and cash equivalents	44,385	(63,510)
Cash and cash equivalents at beginning of year	189,326	252,836
Cash and cash equivalents at end of year	$233,711	$189,326

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2017
Revenue	$429,444	$290,888	$80,942	$1,664,708	$1,032,229	$292,776
Gross profit	65,213	20,358	15,136	247,014	29,793	38,126
Gross profit as a percent of revenue	15.2%	7.0%	18.7%	14.8%	2.9%	13.0%

2016
Revenue	$359,741	$246,077	$60,863	$1,365,198	$888,193	$261,226
Gross profit	61,696	13,459	6,095	209,215	64,137	28,018
Gross profit as a percent of revenue	17.2%	5.5%	10.0%	15.3%	7.2%	10.7%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

	December 31, 2017		December 31, 2016

Construction	$896,955	24.1%	$1,030,487	29.6%
Large Project Construction	2,821,202	75.9%	2,453,918	70.4%

Total	$3,718,157	100.0%	$3,484,405	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income attributable to Granite Construction Incorporated	$32,773	$16,173	$69,098	$57,122
Depreciation, depletion and amortization expense(2)	17,823	17,738	66,345	64,375
Provision for income taxes	11,821	10,622	28,662	30,162
Interest expense, net of interest income	1,317	2,295	6,058	9,141
EBITDA	$63,734	$46,828	$170,163	$160,800
Consolidated EBITDA Margin(3)	8.0%	7.0%	5.7%	6.4%

Note:

(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $801,274 and $2,989,713 for three and twelve months ended December 31, 2017, respectively, and $666,681 and $2,514,617 for three and twelve months ended December 31, 2016, respectively,